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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 33-54879, 33-48490, 33-48673, 33-52797, 33-52799, 33-61351, 33-28621, and 33-93023) and the
Prospectus constituting part of the Registration Statement on Form S-3 (Registration Statement No. 33-74665) of Kmart Corporation of our report dated March 6, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
April 19, 2000